Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                                                   Exhibit 10.16

                              LICENSING AGREEMENT

     This Licensing Agreement ("Agreement"), effective as of September 24, 1999, by and between Eli Lilly and Company, an Indiana corporation with its principal office located at Lilly Corporate Center, Indianapolis, Indiana
46285 ("Lilly"), and Tularik, Inc., a Delaware corporation with its principal offices located at Two Corporate Drive, San Francisco, California 94080 ("Tularik").

                                   RECITALS

     1. Whereas, Lilly is engaged, among other things, in the business of manufacturing, marketing and selling oncolytic pharmaceutical products;

     2. Whereas, Lilly has entered into a prior agreement with Princeton University ("Princeton") establishing a research program relating to antimetabolite compounds, which has led to a drug candidate known as lometrexol which is an oncolytic agent in the therapeutic class known as antifolates;

     3. Whereas, Lilly holds an exclusive license, with the right to sublicense, under certain patents and patent applications held by Princeton relating to lometrexol and, in addition, Lilly owns certain patents and patent applications, and has generated certain regulatory filings and related know-know, for lometrexol; and

     4. Whereas, subject to the terms and conditions set forth in this Agreement, Lilly wishes to exclusively license to Tularik and Tularik wishes to exclusively license from Lilly rights under patents and patent applications related to lometrexol; and

     5. Whereas, subject to the terms and conditions set forth in this Agreement, Lilly also wishes to sell to Tularik and Tularik wishes to purchase from Lilly the regulatory data, know-how and inventory related to lometrexol.

     Now Therefore, the Parties hereto, intending to be legally bound, hereby agree as follows:

                                   SECTION 1
                                  DEFINITIONS

     1.1  Definitions. For purposes of this Agreement, the following terms shall
          -----------
have the meanings set forth below:

     "Affiliates" shall mean, with respect to a Party to this Agreement, any
      ----------
Persons directly or indirectly controlling, controlled by, or under common control with, such other Person. For purposes hereof, the term "controlled" (including the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the direct or indirect ability or power to direct or cause the direction of management policies of such Person or otherwise direct the affairs of such Person, whether through ownership of equity participation, voting securities, beneficial interest, by contract or otherwise. Affiliate shall specifically exclude third parties to which Tularik has granted a sublicense pursuant to authority granted by this Agreement where Tularik has no relationship to the sublicensee other than a licensor-licensee relationship.

     "Assumed Liabilities" shall have the meaning set forth in Section 2.3
      -------------------
hereof.

     "Calendar Quarter" shall mean a calendar quarter (i.e., period of three (3)
      ----------------
consecutive months) ending on March 31, June 30, September 30 or December 31.

     "Calendar Year" shall mean any period of twelve (12) consecutive months
      -------------
ending on December 31.

     "Compulsory License" means a compulsory license under the Licensed Patents
      ------------------
obtained by a third party through the order, decree, or grant of a competent governmental authority, authorizing such third party to manufacture, use, sell, offer for sale or import the Product in a particular territory.

     "Damages" shall mean any and all [ * ] incurred by a Party hereto
      -------
(including any interest payments which may be imposed in connection therewith).

     "Effective Date" shall be the date set forth in the first paragraph of this
      --------------
Agreement.

     "EU" shall mean the European Union, including the following countries:
      --
Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, Netherlands, Portugal, Spain, Sweden and the United Kingdom.

     "FDA" shall mean the United States Food and Drug Administration, or any
      ---
successor thereto.

     "GAAP" shall mean United States generally accepted accounting principles,
      -----
consistently applied.

     "Indemnified Party" shall have the meaning given in Section 7.2 hereof.
      -----------------

     "Indemnifying Party" shall have the meaning given in Section 7.2 hereof.
      ------------------

     "Licensed Patents" shall mean all patents, both foreign and domestic,
      ----------------
including without limitation, all extensions, reissues, renewals, reexaminations, patents of addition, supplementary protection certificates and inventors' certificates thereof and pediatric data package or other exclusivity extensions, and all pending patent applications (including substitutions, provisionals, divisionals, continuations and continuations-in-part) heretofore filed or having any legal force in any country together with any patents that have issued or in the future issue therefrom, which are owned, controlled, or licensed in (with the right to sublicense and subject to the rights of Third Parties as of the Effective Date), including, without limitation, the Princeton Patents, in whole or in part, by Lilly or any Affiliate of Lilly, and which would be infringed by the developing, making, using, or selling of Product, absent the license herein, including, without limitation, those patents and patent applications listed in Exhibit A attached hereto, and any divisionals,
                              ---------
continuations, refilings, extensions, and international counterparts thereof. A complete description of the patents and patent applications in existence as of the Effective Date are listed in Exhibit A attached hereto.
                                 ---------

     "Major Countries" shall mean [ * ].
      ---------------

[ * ]=Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      2.

     "Manufacturing Information" shall mean all existing information in written
      -------------------------
and electronic form that relates to:  [ * ].

     "Net Sales" shall mean, [ * ]
      ---------

     Such amounts shall be determined from books and records maintained in accordance with GAAP. In the event the Product is sold as part of a combination product, or as part of bundled products or as part of a delivery system, the Net Sales from the combination product, bundled product or delivery system, for the purposes of determining royalty payments, shall be determined by multiplying the Net Sales (as defined above) of the combination product by the fraction, [ * ], determined in accordance with the method of accounting normally employed by Tularik in computing cost of goods.

     "Party" or "Parties" shall mean either Lilly or Tularik or both.
      -----      -------

     "Person" shall mean a natural person, a corporation, a partnership, a
      ------
trust, a joint venture, a limited liability company, any governmental authority or any other entity or organization.

     "Phase III Clinical Trial" shall mean large scale or pivotal human clinical
      ------------------------
trials conducted in patients in accordance with Good Clinical Practice and intended to generate data concerning the safety and efficacy of the Product in the particular indication tested sufficient to support registration of the Product with health regulatory authorities.

     "Princeton Agreement" shall mean the Agreement dated December 19, 1985,
      -------------------
pursuant to which Lilly obtained an exclusive license under the Princeton
Patents.

     "Princeton Patents" shall mean those patents both foreign and domestic,
      -----------------
including, without limitation, all substitutions, extensions, reissues, renewals, reexaminations, patents of addition, supplementary protection certificates and inventors' certificates thereof and pediatric data package or other exclusivity extensions and all pending patent applications (including, without limitation, all substitutions, provisionals, divisionals, continuations and continuations-in-part) which have been licensed by Lilly from Princeton, as indicated in Exhibit A attached hereto.
             ---------

     "Product" shall mean a finished pharmaceutical composition containing the
      -------
compound lometrexol, [ * ] which may be included in any supplement, modification or addition to the filings for Regulatory Approval of the foregoing compound.

     "Product Data Package" shall include the following information and data
      --------------------
directly related to the Product in the tangible possession or control of Lilly as of the Effective Date: (a) the Regulatory Documents; [ * ]; and (e) such other information and data specifically identified in Exhibit B attached hereto.
                                                      ---------
Exhibit B shall represent a complete listing of the information and data
---------
included in Product Data Package, as such term is used in this Agreement.

     "Product Inventory" shall mean the Product inventory, in bulk or finished
      -----------------
form, which Lilly owns or controls as of the Effective Date, as identified in Exhibit C attached hereto.
---------

[ * ]=Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      3.

     "[ * ] Diligence" shall mean [ * ] efforts to develop and obtain
            ---------
Regulatory Approval in the Territory, consistent with accepted business practices and legal requirements, and [ * ].

     "Regulatory Approval" shall mean (a) in the United States, approval by the
      -------------------
FDA of an NDA, or equivalent application, for marketing approval and satisfaction of any related applicable FDA registration and notification requirements (if any) and (b) in any country other than the United States, approval by the Regulatory Authority in such country of a single application or set of applications comparable to an NDA.

     "Regulatory Authority" shall mean the FDA in the United States or the
      --------------------
equivalent governmental agency having jurisdiction in any other country in the Territory.

     "Regulatory Documents" shall mean the (a) United States investigational new
      --------------------
drug application (IND) [ * ], and all amendments and annual reports to same, and
(b) Clinical Trial Exemption for the United Kingdom (CTX) [ * ], and all amendments related to same.

     "Royalty Term" shall mean, with respect to each country in which Product is
      ------------
sold, the period of time equal to [ * ].

     "Territory" shall mean the world, unless Tularik's license terminates with
      ---------
respect to a Major Country or Major Countries pursuant to Section 6.5, in which case the Territory shall exclude any Major Country in which Tularik's license so terminated.

     "Transferred Assets" shall mean the Manufacturing Information, the Product
      ------------------
Inventory and the Product Data Package.

     "Tularik Improvements" shall mean any inventions (including, without
      --------------------
limitation, [ * ] identified and/or discovered by Tularik), patentable or not, information and/or data relating to the Product, including, without limitation, [ * ] necessary for the manufacture, use or sale of the Product, which are developed or acquired by Tularik during the term of this Agreement and are owned or controlled (with the ability to grant licenses or sublicenses, as the case may be) by Tularik.

                                   SECTION 2
GRANT OF LICENSES, TRANSFER OF TRANSFERRED ASSETS AND ASSUMPTION OF LIABILITIES

     2.1  Grant of License. During the term of the Agreement and except as
          ----------------
expressly reserved by Lilly herein, Lilly hereby grants to Tularik an exclusive sublicense under the Princeton Patents and an exclusive license under the Lilly Patents to make, have made, use, sell, offer to sell and import the Product in the Territory. The foregoing exclusive licenses shall be exclusive even as to Lilly.

     2.2  Transferred Assets. As of the Effective Date, Lilly hereby assigns,
          ------------------
transfers and conveys to Tularik all of Lilly's right, title and interest in and to the Transferred Assets and Tularik hereby accepts such assignment, transfer and conveyance. Within [ * ] following the Effective Date, Lilly shall transfer to Tularik possession of the Transferred Assets. The [ * ] portion of the Product Data Package shall be provided to Tularik [ * ]. Exhibit C shall
                                                             ---------
include a notation indicating the format in which all other portions of the Product Data Package shall be provided. Lilly shall be under no obligation to [ * ]. In the event that Tularik is

[ * ]=Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      4.

unwilling or unable to assume physical possession of the Transferred Assets by the end of the initial [ * ] period, Lilly shall be entitled to [ * ] beyond such [ * ] period. Lilly shall ship the Transferred Assets to Tularik F.O.B to Tularik's designated facilities. Following the receipt by Tularik of the Transferred Assets, Lilly shall provide technical information or assistance regarding the Product to Tularik as is reasonably requested by Tularik: (a)
[ * ]. Tularik acknowledges that Lilly makes no representations or warranties with respect to the Transferred Assets (other than as expressly set forth in Section 5 below) and that [ * ].

     2.3  Liabilities Assumed by Tularik. Except as otherwise provided in this
          ------------------------------
Agreement, Tularik hereby assumes and agrees to bear and be responsible for and to perform and satisfy all responsibilities, duties (including, without limitation, compliance with all applicable laws and regulations), obligations (including payment obligations), claims, Damages, liabilities, burdens and problems of any nature whatsoever (collectively, the "Obligations") associated directly or indirectly with Tularik's licensing and/or practice of the Licensed Patents from and after the Effective Date and possession, use, ownership and transport of the Transferred Assets from and after the Effective Date, as well as those Obligations associated directly or indirectly with the manufacture, development, marketing and sale of the Products from and after the Effective Date, including, without limitation, [ * ] arising in connection with Products on or after the Effective Date, except for (1) those Obligations with respect to which [ * ] of this Agreement, and (2) the [ * ], which items shall remain the responsibility of Lilly. All of the foregoing are hereinafter collectively referred to as the "Assumed Liabilities."

     2.4  Liabilities Not Assumed by Tularik. Anything herein to the contrary
          ----------------------------------
notwithstanding, Tularik shall not be deemed to assume any of the following (collectively, the "Excluded Liabilities"):

          (a) Any Obligations arising out of a claim of any third party relating to the Product and arising out of or relating to [ * ].

          (b) Any Obligations arising out of a claim by a government entity or regulatory body relating to the Product and arising out of or relating to [ * ]; or

          (c) Any Obligations arising out of a claim under the Princeton Agreement or NCI Agreement arising out of or relating to [ * ].

     2.5  Sublicenses. Subject to the terms and conditions herein and Section
          -----------
2.6 below, Tularik shall have the right to sublicense the licenses granted to it by Lilly. Any sublicenses granted by Tularik under this Agreement shall provide for termination or assignment to Lilly, at the option of Lilly, of Tularik's interest therein upon termination of this Agreement and contain provisions which obligate the sublicensee to Tularik to at least the same extent that Tularik is obligated to Lilly under this Agreement. Lilly shall not terminate any of Tularik's sublicensees rights pursuant to this section 2.5 without first conferring in good faith with such sublicensee regarding such sublicensees desire to continue to practice its sublicense hereunder.

     2.6  Lilly Right to Match Offers. In the event that Tularik seeks at any
          ---------------------------
time to license a third party to market, promote, sell, offer to sell or otherwise commercialize (any of the foregoing, a "Commercialization Opportunity") Product in [ * ], whether together with or independent of Tularik, Lilly shall have the right to match any bona fide offer Tularik receives in writing from such third party regarding the Commercialization Opportunity (the "Right to Match"). To ensure that Lilly has adequate time to consider whether it should match the offer of a third party, Tularik shall provide Lilly written notification of its intent to sign a letter of intent with respect to such Commercialization Opportunity with such third party at least [ * ] days before Tularik actually signs such letter of intent. Tularik agrees that it shall not execute any

[ * ]=Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      5.

letter of intent with any third party until expiration of the [ * ] day period following Tularik's written notification to Lilly of its intent to execute a letter of intent with such third party. Such written notice shall set forth all material terms of the proposed offer, including, without limitation, the [ * ] that is the subject of the offer, and the financial terms of the offer (for example, the amount and timing of any milestone payments and the nature and amount of any royalties to be paid). During the [ * ] day notice period, Lilly shall have an opportunity to [ * ] with respect to such Commercialization Opportunity to assess whether Lilly desires to exercise its Right to Match. If Lilly decides to exercise its Right to Match and in so doing agrees to incorporate all of the material terms of the third party offer, Tularik shall [ * ]. If the third party resubmits another offer in response to the offer submitted by Lilly, then Tularik must provide Lilly, as appropriate, with the material terms of such revised third party offer and another [ * ] period during which Lilly shall review the revised offer and determine whether to submit its own respective revised offer.

     2.7  Princeton Rights. Tularik understands and acknowledges that the
          ----------------
Princeton Patents have been licensed by Lilly from Princeton and that Lilly has preexisting obligations to Princeton with respect to such Princeton Patents, which Lilly has separately disclosed to Tularik.

                                   SECTION 3
                                   PAYMENTS

     In consideration of the exclusive license granted herein and the transfer of ownership of the Transferred Assets, Tularik shall pay the following amounts to Lilly:

     3.1  Cash Payment Upon Signing. On the Effective Date, in consideration of
          -------------------------
the Transferred Assets, Tularik shall pay to Lilly the non-refundable sum of [ * ] by Federal Reserve electronic wire transfer in immediately available funds to an account designated by Lilly.

     3.2  Milestone Payments. Within [ * ] of Tularik and/or its sublicensees
          ------------------
achieving the first to occur of each of the milestone events listed below with respect to the Product, Tularik shall pay the below specified non-refundable fees to Lilly by Federal Reserve electronic wire transfer in immediately available funds to an account designated by Lilly:

Milestone                                               Fee
---------                                               ---

 . [ * ]                                                 [ * ]

 . [ * ]                                                 [ * ]

 . [ * ]                                                 [ * ]

 . [ * ]                                                 [ * ]

     3.3  Royalties.
          ---------

          (a) Subject to subsections (b) and (c) below, during the Royalty Term Tularik shall pay to Lilly running royalties ("Royalty Payments") for the Product based upon Net Sales of Product in the Territory during a Calendar Year as follows:

[ * ]=Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      6.

Annual Net Sales                                         Royalty Rate (on that
----------------                                         ---------------------
                                                         portion of net sales)
                                                         ---------------------
[ * ]                                                    [ * ]
[ * ]                                                    [ * ]
**MM - million U.S. Dollars

          (b) In the event all Princeton Patents covering the Product in a country expire during the Royalty Term and Lilly thereby no longer has a royalty obligation to Princeton for the Product, the royalties otherwise payable to Lilly for Net Sales of Product under Section 3.3(a) above shall be reduced to [ * ] of that portion of annual Net Sales of Product less than or equal to [ * ], or [ * ] of that portion of annual Net Sales of Product greater than [ * ].

          (c) Tularik may credit against Royalty Payments [ * ] of any royalties it must pay to any third party on the Product: (1) pursuant to any licenses necessary to practice the licenses set forth in Section 2.1; or (2) resulting from any litigation (including settlement thereof) under Section 6.11; provided,
                                                                       --------
however, for purposes of this subsection (c) that the Royalty Payments to Lilly
-------
shall not be reduced to less than [ * ] of that portion of annual Net Sales of Product less than or equal to [ * ], or [ * ] of that portion of annual Net Sales of Product greater than [ * ].

          (d) In the event that a generic form of Product receives market authorization by a Regulatory Authority and is made commercially available in a country, then the royalties otherwise payable to Lilly for Net Sales of Product in such country under Section 3.3(a), as adjusted pursuant to subsections (b) and (c) as applicable at the time of such commercial launch of such generic form, shall be reduced by [ * ].

          (e) Royalty Payments shall be made within [ * ] after the end of each Calendar Quarter for which royalties are due. All Royalty Payments shall be made in U.S. Dollars and mailed to the attention of Lilly Royalty Administration, Lilly Corporate Center, Indianapolis, Indiana 46285.

          (f) During the term of this Agreement and after the first sale of the Product, Tularik shall furnish to Lilly on a quarterly basis a written report covering each Calendar Quarter (each such Calendar Quarter being sometimes referred to herein as a "reporting period") showing (1) the Net Sales of Product in each country by Tularik or its Affiliates or sublicensees, and (2) the Royalty Payments which have accrued under this Section 3.3 in respect of such sales and the basis for calculating those royalties. With respect to sales of the Product invoiced in a currency other than U.S. Dollars, the Net Sales and amounts due to Lilly hereunder shall be expressed in the U.S. Dollar equivalent calculated on a monthly basis in the currency of the country of sale and converted to their dollar equivalent using the official rate of exchange as determined by the European American Bank (or such other bank as may be regularly relied upon by Tularik with respect to official exchange rates) in effect on the last business day of the applicable month of the Calendar Quarter to which the report relates. Tularik will, at Lilly's reasonable request but not more frequently than once a year, inform Lilly as to the specific exchange rate translation methodology used for a particular country or countries. Each quarterly report shall be due [ * ] following the close of each reporting period. Amounts shown to have accrued by each sales report shall be due and payable on the date such sales report is due. Lilly shall have the right to disclose sales reports to Princeton in compliance with its pre-existing obligations.

          (g) Tularik shall keep accurate records in sufficient detail to enable the Royalty Payments due to be determined and verified by the audit described in
Section 3.4 for at least [ * ] following the period in which such obligations arose. Additionally, if laws or regulations require the withholding of taxes, the taxes will be deducted by Tularik from the Royalty Payments and

[ * ]=Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      7.

remitted by Tularik to the proper tax authority. Proof of payment shall be provided to Lilly within [ * ] after payment. Tularik will reasonably cooperate in pursuing the refund of such tax, if such refund is appropriate in Lilly's determination.

     3.4  Audits. Tularik and its Affiliates and sublicensees shall keep full
          ------
and accurate books and records relating to the financial performance of the Product. During the term plus [ * ] after termination or expiration of this Agreement, Lilly and/or Princeton shall have the right, during regular business hours and upon reasonable advance notice, to have such books and records audited by [ * ] so as to verify the accuracy of the information previously reported to Lilly. Such information shall be Tularik Proprietary Information and, as such, subject to confidentiality obligations pursuant to Section 6.3. [ * ] shall keep confidential any information obtained during such audit and shall report to Lilly and/or Princeton only the amounts of Royalty Payments due and payable. The cost of such audit shall be borne by [ * ] Tularik shall include in all sublicenses granted as permitted under Section 2.5 an audit provision substantially similar to the foregoing requiring the sublicensee to keep full and accurate books and records relating to the Product and granting Lilly and Princeton the right to audit the accuracy of the information reported by the sublicensee in connection therewith on the same terms as apply to an audit of Tularik's records hereunder.

     3.5  Late Payments. Any amounts not paid by Tularik when due under this
          -------------
Agreement shall be subject to interest from and including the date payment is due through and including the date upon which Lilly has collected immediately available funds in an account designated by Lilly at a rate equal to [ * ]. No special notice by Lilly to Tularik of such interest due shall be required.

     3.6  No Excuse. Tularik shall not be excused from or relieved of its
          ---------
obligations to pay the amounts described in this Section 3 by any claimed or actual event of force majeure, commercial or other impracticability or impossibility, or frustration of essential purpose, except to the extent otherwise provided in this Agreement.

     3.7  Compulsory License. If in any country a third party obtains a
          ------------------
Compulsory License, then Lilly shall promptly notify Tularik. If the royalty rate payable by the grantee of the Compulsory License is less than the royalty rates applicable in such country set forth in Section 3.3, then such royalty rates shall be [ * ] for so long as sales are made pursuant to the Compulsory License.

                                   SECTION 4
                               TERM OF AGREEMENT

     4.1  Term. The term of this Agreement shall begin upon the Effective Date
          ----
and, unless sooner terminated as hereinafter provided, shall continue in full force and effect on a country-by-country basis until Tularik, its Affiliates and sublicensees have no remaining royalty obligations in a country as set forth in
Section 3.3(c), at which time the Agreement shall expire in such country.

                                   SECTION 5
                        REPRESENTATIONS AND WARRANTIES

     5.1  Corporate Existence and Power. As of the Effective Date, each Party
          -----------------------------
represents and warrants to the other that it (a) is a corporation duly organized, validly existing and in good

[ * ]=Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      8.

standing under the laws of the state in which it is incorporated, and (b) has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement, including, without limitation, the right to grant the licenses granted hereunder.

     5.2  Authority. As of the Effective Date, each Party represents and
          ---------
warrants to the other that it (a) has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder,
(b) has taken all necessary corporate action on its part required to authorize the execution and delivery of the Agreement and the performance of its obligations hereunder, and (c) the Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid and binding obligation of such Party and is enforceable against it in accordance with its terms.

     5.3  Absence of Litigation. As of the Effective Date, each Party represents
          ---------------------
and warrants to the other that it is not aware of any pending or threatened litigation (and has not received any communication relating thereto) which alleges that such Party's activities related to this Agreement have infringed, or that by conducting the activities as contemplated herein such Party would infringe, any of the intellectual property rights of any other person. Lilly's represents and warrants that, to the best of Lilly's knowledge, there is no material unauthorized use, infringement or misappropriation of any of its intellectual property rights licensed hereunder.

     5.4  No Approvals or Consents. Except as otherwise described in this
          ------------------------
Agreement, each Party represents and warrants to the other that all necessary consents, approvals and authorizations of all governmental authorities and other persons or entities required to be obtained by such Party in connection with this Agreement have been obtained.

     5.5  Patents. Lilly represents and warrants to Tularik that as of the
          -------
Effective Date, to the best of its knowledge, it has sufficient legal and/or beneficial title and ownership under its intellectual property rights necessary for it to fulfill its obligations under this Agreement and that it is not aware of any communication alleging that it has infringed, or by conducting its business as contemplated by this Agreement would infringe, any of the intellectual property rights of any other person, and that to the best of its knowledge there is no material unauthorized use, infringement or misappropriation of any of its intellectual property rights relevant to this Agreement. As used herein, "intellectual property rights" shall mean all patent rights, copyrights, trademarks, trade secret rights, chemical and biological material rights and know-how rights necessary or useful to make, use or sell the Product.

     5.6  No Conflict. Each party represents and warrants to the other that the
          -----------
execution and delivery of the Agreement by such Party and the performance of such Party's obligations hereunder (a) do not conflict with or violate any requirement of applicable law or regulation or any provision of articles of incorporation or bylaws of such Party in any material way, and (b) do not conflict with, violate or breach or constitute a default or require any consent under, any contractual obligation or court or administrative order by which such Party is bound.

     5.7  Regulatory Documents. Lilly represents and warrants to Tularik that:
          --------------------
(a) Lilly has furnished Tularik with access to a complete copy of the United States Regulatory Documents for the Product, including all material amendments and supplements thereto; (b) Lilly is and was, at all times prior to the Effective Date, the lawful holder of all rights under the Regulatory Documents;
(c) [ * ], Lilly has complied in all material respects with all applicable laws and regulations in connection with the preparation and submission to the relevant Regulatory Authorities of the Regulatory Documents; (d) the Regulatory Documents have been accepted by, and nothing has come to the attention of Lilly which has, or reasonably should have, led Lilly to believe that the Regulatory Documents are not in good standing with, the relevant Regulatory

[ * ]=Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      9.

Authorities; (e) Lilly has filed with the relevant Regulatory Authorities all required notices, supplemental applications and annual or other reports, including adverse experience reports, with respect to the Regulatory Documents which are material; and (f) there is no pending or overtly threatened action by the relevant Regulatory Authorities which will have a material adverse effect on the Regulatory Documents. Except for the representations contained in this
Section 5.7, upon which Tularik is relying (which Lilly hereby acknowledges), [ * ].

     5.8  Manufacturing Information. Lilly represents and warrants that it is
          -------------------------
transferring to Tularik as part of the Transferred Assets all of the Manufacturing Information in Lilly's tangible possession as of the Effective Date that is necessary for development and commercialization of the Product by Tularik.

     5.9  No Debarment. Each Party represents and warrants to the other that it
          ------------
will comply at all times with the provisions of the Generic Drug Enforcement Act of 1992 and will upon request certify in writing to the other that neither it, its employees nor any person providing services to such Party in connection with the Product have been debarred under the provisions of such Act.

     5.10 Year 2000 Compliance. Tularik represents and warrants that, to the
          --------------------
best of its knowledge after reasonable investigation, it has taken reasonable steps to prevent its performance under Section 6.5(a) from being materially delayed, materially interrupted or otherwise materially adversely affected due to the failure of Tularik's business systems and/or computer systems to be "Year 2000 Compliant". For purposes of this paragraph, a system shall be considered "Year 2000 Compliant" only if (1) the occurrence in or use by that system of dates on or after January 1, 2000 ("Millennial Dates") does not adversely affect that system's performance, including without limitation performance with respect to date-dependent data, computations, output, or other functions (including, without limitation, calculating, comparing and sequencing), and (ii) that system creates, stores, processes and outputs information (as applicable) related to or including Millennial Dates without material errors or omissions.

     5.11 Product Quality. Lilly hereby represents and warrants that to the
          ---------------
extent Product manufactured by or for Lilly that will be provided to Tularik hereunder was required by law to be manufactured and packaged in compliance with then current Good Manufacturing Practices or equivalent, as established and revised from time to time by the relevant Regulatory Authority, applicable IND applications and all other U.S. or other governmental rules and regulations applicable to the Product and its manufacture, the Product was so manufactured and packaged.

     5.12 No Outstanding Option or License. Lilly hereby warrants that it has
          --------------------------------
the unencumbered right to enter into this Agreement and to grant the licenses contained herein.

     5.13  Implied Warranties. EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 5,
           ------------------
LILLY MAKES NO REPRESENTATION OR WARRANTY AS TO THE LICENSED PATENTS OR THE TRANSFERRED ASSETS, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND LILLY SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED OR STATUTORY WARRANTIES. Without limiting the foregoing, Tularik acknowledges that it has not and is not relying upon any implied warranty of merchantability, fitness for a particular purpose or otherwise, or upon any representation or warranty whatsoever as to the prospects (financial, regulatory or otherwise), or the validity or likelihood of success, of the Product after the date of this Agreement.

[ * ]=Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      10.

                                   SECTION 6
              ADDITIONAL COVENANTS AND AGREEMENTS OF THE PARTIES

     6.1  Governmental Filings. Lilly and Tularik each agree to prepare and file
          --------------------
whatever filings, requests or applications are required to be filed with any governmental authority in connection with this Agreement and to cooperate with one another as reasonably necessary to accomplish the foregoing. Without limiting the generality of the foregoing, prior to the assignment, transfer and conveyance by Lilly to Tularik of the Transferred Assets pursuant to Section 2.2, Lilly shall have submitted to the relevant Regulatory Authorities the information required of a former owner of regulatory filings with respect to the Product, and Tularik shall submit to the relevant Regulatory Authorities the information required of a new owner of regulatory filings with respect to the Product.

     6.2  Compliance with Law. Tularik shall comply with all federal, state and
          -------------------
local laws and regulations related to Tularik's manufacture, development, marketing and selling of the Product. Without limiting the generality of the foregoing sentence, Tularik shall not promote the Product in any manner in conflict with any applicable laws or regulations.

     6.3  Confidentiality. Tularik shall treat as confidential any unpublished
          ---------------
applications included in the Licensed Patents and all other information of Lilly and/or Princeton of which Tularik becomes aware (whether in writing or orally or by observation during visits to Lilly facilities) in connection with this Agreement (collectively, "Lilly Proprietary Information"). Tularik shall neither disclose Lilly Proprietary Information to any third party nor use Lilly Proprietary Information for any purpose other than as set forth in this Agreement. Lilly shall treat as confidential all information of Tularik (including information received by Tularik from its Affiliates or sublicensees) of which Lilly becomes aware (whether in writing or orally or by observation during visits to Lilly facilities) in connection with this Agreement (collectively, "Tularik Proprietary Information"). Lilly shall neither disclose Tularik Proprietary Information to any third party nor use Tularik Proprietary Information for any purpose other than as set forth in this Agreement. "Third party" for purposes of this section shall not include a consultant of either party with whom a party shares information on a need to know basis and which the party binds to terms of confidentiality as outlined above. Both Tularik and Lilly shall each undertake reasonable efforts to ensure that their respective employees are aware of and comply with the obligations of confidentiality and non-use set forth herein.

     Nothing contained herein will in any way restrict or impair the ability of a Party to which Proprietary Information is disclosed (the "Using Party") to use, disclose or otherwise deal with any Proprietary Information of the other Party which:

          (a) at the time of disclosure is known to the public or thereafter becomes known to the public by publication or otherwise through no fault of the Using Party;

          (b) the Using Party can establish by competent written proof was in its possession prior to the time of the disclosure and was not obtained directly or indirectly from the other Party;

          (c) is independently made available as a matter of right to the Using Party by a third party who is not thereby in violation of a confidential relationship with the other Party; or

          (d) is information required to be disclosed by legal requirement or regulatory process; provided, in each case that the Using Party timely informs the other Party of such disclosure and uses reasonable efforts to limit the disclosure and maintain confidentiality to the

[ * ]=Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      11.

extent possible and permits the other Party to intervene and contest or attempt to limit the disclosure.

     Tularik shall obtain no right or license of any kind under the Lilly Proprietary Information except as set forth in this Agreement. Lilly shall obtain no right or license of any kind under the Tularik Proprietary Information except as set forth in this Agreement.

     6.4  Expenses. Lilly and Tularik shall each bear their own direct and
          --------
indirect expenses incurred in connection with the negotiation and preparation of this Agreement and, except as set forth in this Agreement, the performance of the obligations contemplated hereby.

     6.5  Efforts.
          -------

          Tularik shall use [ * ] Diligence to develop and obtain Regulatory Approval for the Product in the Territory and shall be solely responsible for all related development efforts and costs; provided, however, with respect to
                                           --------  -------
countries in the Territory that are not Major Countries, Tularik shall have [ * ] Tularik shall provide Lilly with written notice of all decisions by Tularik to not pursue Regulatory Approval in a country for any reason within [ * ] days of such decision.

          (b) In the event Tularik or its sublicensees fail to undertake [ * ] Diligence in developing and/or obtaining Regulatory Approval of the Product [ * ], such failure shall be considered a material default of this Agreement which shall (a) automatically cause the license granted to Tularik in Section 2.1 to terminate with respect to such Major Country(ies); and (b) may entitle Lilly to terminate this Agreement for cause under Section 8.1(b) if such failure of diligence applies to [ * ]; provided that Tularik (or its sublicensee) does not
                            -------- ----
cure such failure within [ * ] days of written notice from Lilly specifying its belief that such failure has occurred and the reasons therefor. Lilly shall not be entitled to exercise the foregoing termination rights if [ * ]. If Tularik's license terminates in part pursuant to this Section 6.5(b), then (1) the Major Countries in which Tularik has lost its license shall be automatically removed from the Territory, and (2) Tularik shall and hereby does grant to Lilly a (i) non-exclusive license, with right to sublicense, under the Tularik Improvements to make, use, sell, offer to sell or import Product in the Major Country(ies) in which Tularik's licenses terminate pursuant to this Section 6.5(b), and (ii) a right to [ * ]. Any license granted to Lilly pursuant to this Section 6.5 shall be subject to payment of a royalty to Tularik at a rate to be negotiated by the parties [ * ] (i) if such license is granted to Lilly prior to Regulatory Approval of Product in the relevant country, [ * ] of Lilly's net sales of Product in such country; or (ii) if such license is granted to Lilly after Regulatory Approval of Product in the relevant country, [ * ] of Lilly's net sales of Product in such country.

          (c) Failure by Tularik to meet its [ * ] Diligence obligation under this Section 6.5 due to [ * ] will not constitute lack of [ * ] Diligence for purposes of this Agreement.

          (d) Lilly and Tularik each agree to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or proper to make effective the transactions contemplated by this Agreement, including such actions as may be reasonably necessary to obtain approvals and consents of governmental Persons and other Persons (including, without limitation, all applicable drug listing and notifications to the relevant Regulatory Authority identifying Tularik as the licensee of the Product); provided that no Party shall [ * ].
          --------


[ * ]=Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      12.

     6.6  Publicity and Disclosure of Agreement. The parties agree that upon
          -------------------------------------
execution of this Agreement or shortly thereafter either Party may prepare a press release, which shall be subject to review and approval by the other Party. The Parties agree that no future publicity release or announcement concerning the transactions contemplated hereby shall be issued without the advance written consent of the other Party, except as such release or announcement may be required by law, in which case the Party making the release or announcement shall, before making any such release or announcement, afford the other Party a reasonable opportunity to review and comment upon such release or announcement to the extent practicable. Tularik and Lilly recognize that disclosure of this Agreement (including a copy) to the IRS and other tax authorities is likely to be required, and each waives the requirements of this Section 6.6 with respect to disclosure (and copies) to such entities; provided, however, that the obligations of Section 6.3 continue to apply to any such disclosure to such tax authorities. Tularik also agrees that Lilly may provide Princeton with a copy of this Agreement in compliance with Lilly's preexisting obligation and subject to an obligation of confidentiality and non-use of such copy by Princeton, comparable in scope to the obligation set forth in Section 6.3. Each Party shall have the further right to disclose the terms of this Agreement as required by the rules and regulations promulgated by the Securities and Exchange Commission and to disclose such information to shareholders or potential investors as is customary in the industry, provided the disclosing Party provides to the other Party, to the extent practicable, a copy of the information to be disclosed and an opportunity to comment thereon prior to such disclosure, and, to the extent practicable, consults within a reasonable time in advance of the proposed disclosure with the other on the necessity for the disclosure and the text of the proposed release. Any copy of this Agreement to be filed with the Securities and Exchange Commission shall be redacted to the satisfaction of both Parties; provided, however, in the event that the Securities and Exchange Commission objects to the redaction of any portion of the Agreement after the initial submission, the filing Party shall inform the other Party of the objections and shall in good faith respond to the objections in an effort to limit the disclosure required by the Securities and Exchange Agreement, but in any event the filing Party shall be free to disclose any portions of the Agreement it deems necessary to respond to the objections in any future filings.

     6.7  Cooperation. If either Party shall become engaged in or participate in
          -----------
any investigation, claim, litigation or other proceeding with any third party, including any proceeding before a Regulatory Authority, relating in any way to the Product or any of the Licensed Patents the other Party shall cooperate in all reasonable respects with such Party in connection therewith, including, without limitation, using its reasonable efforts to make available to the other Party such Party's employees who may be helpful with respect to such investigation, claim, litigation or other proceeding, provided that, for purposes of this provision, reasonable efforts to make available any employee shall be deemed to mean [ * ].

     6.8  Conflicting Rights.  Lilly shall not grant any right to any third
          ------------------
party relating to the Licensed Patents that would violate the terms of or conflict with the rights granted to Tularik pursuant to this Agreement.

     6.9  Patent Prosecution and Maintenance.
          ----------------------------------

          (a) [ * ] oversee the patent prosecution and maintenance of Licensed Patents. [ * ].

          (b) [ * ] regarding the preparation, filing, prosecution and maintenance of the Licensed Patents and shall provide [ * ] sufficient opportunity to comment thereon.


[ * ]=Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      13.

          (c) Within thirty (30) days of receipt of a reasonably detailed invoice from [ * ] for all costs incurred after the Effective Date related to the filing, prosecution, and maintenance of the Licensed Patents for the Product; provided, however, that [ * ] at least [ * ] for fees required to be paid to a patent office in connection with maintenance of the Licensed Patents.

          (d) Upon receipt of approval to market Product in a country of a Territory, [ * ] in obtaining patent extensions, supplementary protection certificates, and the like for the Licensed Patents to the extent the laws of the country provide it. It is understood that Tularik is responsible for promptly notifying Lilly of receipt of Regulatory Approval.

     6.10 Infringement.
          -------------

          (a) Notice. Each Party shall promptly notify the other in writing of
              ------
any alleged infringement by third parties of any Licensed Patent and provide any information available to that Party relating to such alleged infringement or misappropriation.

          (b) Enforcement of Licensed Patents Which Are Princeton Patents. In
              -----------------------------------------------------------
the event that, [ * ] after being notified by Lilly and/or Tularik of infringement of a Licensed Patent which is a Princeton Patent, [ * ] of such infringement or to enter suit against the infringer, [ * ] to enforce the Princeton Patents as provided in Article 11 of the Princeton Agreement, to the extent the infringement activities relate directly to the Product. To the extent that Lilly is required by the law of the jurisdiction to be joined as a party,
[ * ] will join as a party plaintiff, in the same manner as [ * ] has agreed to be joined as a party plaintiff as set forth in Article 11 of the Princeton agreement. A copy of Article 11 of the Princeton Agreement is attached hereto as Exhibit D.
---------

          (c) Allocation of Damages or other Monetary Awards with Respect to the
              ------------------------------------------------------------------
Princeton Patents. If [ * ] brings action under this Section 6.10, any damages
-----------------
or other monetary awards recovered by [ * ] shall be the property of [ * ].
If [ * ] fails to bring action with respect to the Princeton Patents and [ * ] brings action, any damages or other monetary awards recovered by Tularik shall be applied first to [ * ]. If any balance remains, [ * ] shall second pay to [ * ] a royalty of [ * ] on any such excess. If any balance remains after payment to [ * ] shall third pay to [ * ] an amount equal to [ * ]. If any balance remains after payment to [ * ]. If [ * ] fails to bring action with respect to the Princeton Patents and [ * ] brings action, any damages or other monetary awards recovered by [ * ] shall be applied first to [ * ]. If any balance remains, [ * ] shall second pay to [ * ] a royalty of [ * ] on any such excess. If any balance remains after the payment to [ * ], [ * ] shall third retain as its own property an amount equal to [ * ]. If any balance remains, such balance shall be the property [ * ].

          (d) Enforcement of Licensed Patents Which Are Not Princeton Patents.
              ---------------------------------------------------------------
Where the infringement of a Licensed Patent involves a patent which is not a Princeton Patent, [ * ] shall have the primary right, but not the obligation, to take action to secure the cessation of the infringement or to enter suit against the infringer. Any such action will be at [ * ] expense, employing counsel of its own choosing. To the extent any recovery is obtained [ * ]. Notwithstanding the foregoing, in the event that, [ * ] after being notified by [ * ] of infringement of a Licensed Patent which is not a Princeton Patent, [ * ] fails to secure the cessation of the infringement or to enter suit against the infringer, [ * ] may take action on its own and at its own expense.


[ * ]=Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      14.

          (e) Procedures. No settlement, consent judgment or other voluntary
              ----------
final disposition of the suit may be entered into without the consent of each Party, which consent shall not be unreasonably withheld or delayed. In the event of any infringement suit against a third party brought by any Party pursuant to this Section 6.10, the Party so proceeding shall [ * ] in connection with such action and such other Party shall join in and reasonably cooperate with respect to such action to the extent necessary to initiate and maintain it (e.g., by providing relevant documents, witnesses and testimony, etc.). It is further understood that Lilly will use its reasonable efforts to obtain Princeton's cooperation to the extent Princeton is a necessary party to the litigation in any country.

     6.11 Infringement of Third Party's Rights. If a third party asserts that a
          ------------------------------------
patent or other right owned by it is infringed by the practice of the Licensed Patents pursuant to the license granted to Tularik under Section 2.1, Tularik may attempt to resolve the problem raised by the asserted infringement. The matter shall be deemed resolved if Tularik obtains: [ * ]. If the practice of the Licensed Patents results in a claim for patent infringement against Tularik, the Party to this Agreement first having notice of that claim shall promptly notify the other Party in writing. The notice shall set forth the facts of the claim in reasonable detail. [ * ] shall have the primary right to defend any such claim. [ * ] shall have the right, but not the obligation, to participate in any such suit at its sole option and at its own expense. Each Party shall reasonably cooperate with the Party conducting the defense of the claim. Neither Party shall enter into any settlement that affects the other Party's rights or interests without such other Party's written consent, not to be unreasonably withheld. If [ * ] makes a payment to any third party in the course of defending or settling any claim brought by a third party pursuant to this
Section 6.11, [ * ] shall be entitled to [ * ].

     6.12 Manufacturing. Tularik shall be solely responsible for the manufacture
          -------------
of Product following the Effective Date, including without limitation for clinical trials and commercialization.

     6.13 Deemed Breach of Covenant. Neither Lilly nor Tularik shall be deemed
          -------------------------
to be in breach of any covenant contained in this Section 6 if such Party's deemed breach is the result of any action or inaction on the part of the other Party.

     6.14 Use of Names, Logos or Symbols. No Party hereto shall use the name,
          ------------------------------
trademarks, logos, physical likeness, employee names or owner symbol of the other Party hereto for any purpose, including, without limitation, in connection with any private or public securities placements, without the prior written consent of the affected Party, such consent not to be unreasonably withheld or delayed so long as such use of name is limited to objective statements of fact, rather than for endorsement purposes. Nothing contained herein shall be construed as granting either Party any rights or license to use any of the other Party's trademarks or tradenames without separate, express written permission of the owner of such trademark or tradename.

     6.15 Princeton License. Lilly expressly warrants and represents that the
          -----------------
Princeton Agreement is in full force and effect as of the Effective Date and that Lilly is not in material breach of the Princeton Agreement and has not received any notice of termination from Princeton under the Princeton Agreement. Lilly expressly covenants and agrees that during the term of this Agreement it shall take all reasonable steps to comply with all material terms and provisions contained in the Princeton Agreement. In the event Lilly receives notice of an alleged breach by Lilly of the Princeton Agreement, Lilly shall promptly so notify Tularik. Tularik may cure any breach of the Princeton Agreement for the benefit of Tularik if Lilly fails to cure such breach


[ * ]=Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.
                                      15.

reasonably in advance of the expiration of the cure period thereunder. [ * ]. Lilly shall use reasonable efforts to [ * ].

     6.16 Acknowledgement. Lilly acknowledges that [ * ], may work on the
          ---------------
development of the Product on behalf of Tularik.

                                   SECTION 7
                                INDEMNIFICATION

     7.1  Indemnification.
          ---------------

          (a) Lilly shall indemnify, defend and hold Tularik (and its directors, officers, employees, consultants, Affiliates or sublicensees) harmless from and against any and all Damages incurred or suffered by Tularik (and its directors, officers, employees, consultants, Affiliates or sublicensees) (excluding incidental or consequential Damages suffered or incurred by Tularik directly (as opposed to incidental or consequential Damages suffered or incurred by third parties who are, in turn, seeking the same from Tularik, which shall be covered by the indemnity set forth herein)) as a consequence of:

              (1) any breach of any representation or warranty made by Lilly in this Agreement, provided that, in the case of a breach of any representation or warranty made by Lilly in this Agreement, notice of a claim based upon any such breach is received by Lilly prior to the expiration or termination of the Agreement;

              (2) [ * ];

              (3) any failure to perform duly and punctually any covenant, agreement or undertaking on the part of Lilly contained in this Agreement; and

              (4) any Excluded Liabilities.

          (b) Tularik shall indemnify, defend and hold Lilly (and its directors, officers, employees, consultants and Affiliates) harmless from and against any and all Damages incurred or suffered by Lilly (and its directors, officers, employees, consultants and Affiliates) (excluding incidental or consequential Damages suffered or incurred by Lilly directly (as opposed to incidental or consequential Damages suffered or incurred by third parties who are, in turn, seeking the same from Lilly, which shall be covered by the indemnity set forth herein)) as a consequence of:

          (1) any breach of any representation or warranty made by Tularik in this Agreement, provided that, in the case of a breach of any representation or warranty made by Tularik in this Agreement, notice of a claim based upon any such breach is received by Tularik prior to the expiration or termination of the Agreement;

          (2) any failure to perform duly and punctually any covenant, agreement or undertaking on the part of Tularik contained in this Agreement;

          (3) Assumed Liabilities; and

          (4) any action or inaction by Tularik (and its agents, directors, officer, employees, consultants, Affiliates and sublicensees) after the Effective Date related to the making, using, selling, offering for sale or importing of the Product or the use, sale or import of the Transferred Assets, [ * ].


[ * ]=Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      16.

     7.2  Notice and Opportunity To Defend. Promptly after receipt by a Party
          --------------------------------
hereto of notice of any claim which could give rise to a right to indemnification pursuant to Section 7.1, such Party (the "Indemnified Party") shall give the other Party (the "Indemnifying Party") written notice describing the claim in reasonable detail. The failure of an Indemnified Party to give notice in the manner provided herein shall not relieve the Indemnifying Party of its obligations under this Section, except to the extent that such failure to give notice materially prejudices the Indemnifying Party's ability to defend such claim. The Indemnifying Party shall have [ * ], any such matter involving the asserted liability of the Party seeking such indemnification, except as provided below. The Indemnifying Party shall promptly (and in any event not less than [ * ] after receipt of the Indemnified Party's original notice) notify the Indemnified Party in writing of [ * ], and the Indemnified Party agrees to cooperate fully with the Indemnifying Party and its counsel [ * ] incurred in connection with such cooperation shall be borne by the Indemnifying Party. If the Indemnifying Party elects in writing [ * ] the asserted liability, fails to notify the Indemnified Party of its election [ * ] as herein provided, fails to admit its obligation to indemnify under this Agreement with respect to the claim following a written request of the Indemnified Party, or, if in the reasonable opinion of counsel to the Indemnified Party, the claim could result in the Indemnified Party becoming subject to injunctive relief or relief other than the payment of money damages that could materially adversely affect the ongoing business of the Indemnified Party in any manner, the Indemnified Party shall have the right, at its option, to [ * ] such asserted liability by its own counsel and its reasonable costs and expenses shall be included as part of the indemnification obligation of the Indemnifying Party hereunder. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnified Party may
[ * ] any claim under this Section 7.2 over the written objection of the other or any claim that could reasonably result in an adverse effect on the other Party without such other Party's consent; provided, however, that consent
                                          --------  -------
to [ * ] shall not be unreasonably withheld. In any event, the Indemnified Party and the Indemnifying Party may participate, at their own expense, in the defense of such asserted liability. If the Indemnifying Party defends any claim, the Indemnified Party shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense. Notwithstanding anything to the contrary in this Section 7.2,
(a) the Party conducting the defense of a claim shall [ * ], and (b) the Indemnifying Party shall [ * ] without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld).

     7.3  Indemnification Payment Adjustments.  The amount of any Damages for
          -----------------------------------
which indemnification is provided under this Section 7 shall be reduced to take account of any net tax benefit and shall be increased to take account of any net tax detriment arising from the incurrence or payment of any such Damages or from the receipt of any such indemnification payment and shall be reduced by the insurance proceeds received and any other amount recovered, if any, by the Indemnified Party with respect to any Damages; provided, however, that an Indemnified Party shall [ * ]. If any Indemnified Party shall have received any payment pursuant to this Section 7 with respect to any Damages and shall subsequently have received insurance proceeds or other amounts with respect to such Damages, then such Indemnified Party shall pay to the Indemnifying Party an amount equal to the difference (if any) between (1) the sum of the amount of those insurance proceeds or other amounts received and the amount of the payment by such Indemnifying Party pursuant to this Section 7 with respect to such Damages and (2) the amount necessary to fully and completely indemnify and hold harmless such Indemnified Party from and against such Damages; provided,
                                                               --------
however, in no event [ * ].
-------


[ * ]=Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      17.

     7.4  Indemnification Payment. Upon the final determination of liability and
          -----------------------
the amount of the indemnification payment under this Section 7, the appropriate Party shall pay to the other in immediately available funds, within [ * ] after such determination, the amount of any claim for indemnification made hereunder.

     7.5  Survival. The provisions of this Section 7 shall survive any
          --------
termination of this Agreement with respect to actions of the Parties during the term of the Agreement or the term of any license to Tularik, whichever occurs later. Each Indemnified Party's rights under this Section 7 shall not be deemed to have been waived or otherwise affected by such Indemnified Party's waiver of the breach of any representation, warranty, agreement or covenant contained in or made pursuant to this Agreement, unless such waiver expressly and in writing also waives any or all of the Indemnified Party's right under Section 7.

                                   SECTION 8
                                  TERMINATION

     8.1  Termination. Anything herein to the contrary notwithstanding, this
          -----------
Agreement may be terminated as follows:

          (a) Tularik Voluntary Termination. Tularik may terminate this
              -----------------------------
Agreement at any time by giving [ * ] written notice of its intention to terminate.

          (b) Lilly Termination for Cause. Lilly may terminate this Agreement in
              ---------------------------
its entirety upon [ * ] written notice if Tularik breaches its obligation of [ *] Diligence provided in Section 6.5(a) in [ * ] the Major Countries concurrently.

          (c) Princeton Termination. Tularik understands and acknowledges that
              ---------------------
Princeton has the right to terminate the exclusive license to the Princeton Patents granted to Lilly under the Lilly/Princeton Agreement in the event that [ * ] and, therefore, Princeton also has the right to terminate the sublicense to the Princeton Patents granted by Lilly to Tularik herein. Nothing in this
Section 8.1(c) shall affect Lilly's obligations under Section 6.15.

          (d) Termination for Insolvency. If either Tularik or Lilly (1) makes a
              --------------------------
general assignment for the benefit of creditors or becomes insolvent; (2) files an insolvency petition in bankruptcy; (3) petitions for or acquiesces in the appointment of any receiver, trustee or similar officer to liquidate or conserve its business or any substantial part of its assets; (4) commences under the laws of any jurisdiction any proceeding involving its insolvency, bankruptcy, reorganization, adjustment of debt, dissolution, liquidation or any other similar proceeding for the release of financially distressed debtors; or (5) becomes a Party to any proceeding or action of the type described above in (3) or (4) and such proceeding or action remains undismissed or unstayed for a period of more than [ * ], then the other Party may by written notice terminate this Agreement in its entirety with immediate effect.

          (e)  Termination for Default.
               -----------------------

               (1) Tularik and Lilly each shall have the right (except as otherwise provided in Section 6.5) to terminate this Agreement in its entirety with respect to the Product for default upon the other Party's uncured failure to comply in any material respect with the terms and conditions of this Agreement. At least [ * ] prior to any such termination for default, the Party seeking to so terminate shall give the other written notice of its intention to terminate this Agreement in accordance with the provisions of this Section 8.1(e), which notice shall set forth the default(s) which form the basis for such termination. If the defaulting Party fails to correct such default(s) within [ * ] after receipt of notification, or if the same cannot reasonably be


[ * ]=Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      18.

corrected or remedied within [ * ], then if the defaulting Party has not commenced curing said default(s) within said [ * ] and is not diligently pursuing completion of same, then such Party immediately may terminate this Agreement with respect to such Product.

              (2) This Section 8.1(e) shall not be an exclusive remedy and shall not be in lieu of any other remedies available to a Party hereto for any default hereunder on the part of the other Party.

         (f)  Rights Upon Termination.
              -----------------------

              (1) Lilly Rights Upon Termination. In the event of termination of
                  -----------------------------
this Agreement by Lilly under Section 8.1(b), 8.1(d) or 8.1(e) or termination by Tularik under Section 8.1(a), [ * ]. Additionally, the [ * ]. Consequently, notwithstanding anything else contained in this Agreement to the contrary but subject to Tularik's rights in the Tularik Improvements, (A) [ * ] and (B)
[ * ].

              (2) Tularik Rights Upon Termination. In the event of termination
                  -------------------------------
of this Agreement by Tularik, Tularik shall [ * ]. In the event of termination of this Agreement by Tularik under Sections 8.1(d) or 8.1(e), Tularik shall [ * ].

              (3) Assistance Following Termination. In the event of termination
                  --------------------------------
of this Agreement pursuant to Section 8.1(b) or 8.1(d) and if Lilly so requests, Tularik shall provide [ * ] to Lilly for a period of [ * ] days following the date of notice of termination. Additionally, Tularik shall, and hereby does, (and shall cause any subcontractors under contract with Tularik to) grant to Lilly a non-exclusive, worldwide license, with the right to sublicense, under the Tularik Improvements to make, use, sell, offer for sale and import Product. Any [ * ].

              (4) Continuing Obligations. Termination of this Agreement for any
                  ----------------------
reason shall not relieve the Parties of any obligation accruing prior thereto or any ongoing obligations hereunder with respect to the Product and shall be without prejudice to the rights and remedies of either Party with respect to any antecedent breach of the provisions of this Agreement. Without limiting the generality of the foregoing, no termination of this Agreement, whether by lapse of time or otherwise, shall serve to terminate the obligations of the Parties hereto under subsections 3.4, 3.5, 6.3, 6.6, 6.7, 6.14, Section 7 (as provided in Section 7.5), subsections 8.1(e), 8.1(f) and Section 9 (except for subsection 9.4, which shall expire as provided therein) hereof, and such obligations shall survive any such termination.

                                   SECTION 9
                                 MISCELLANEOUS

     9.1 Successors and Assigns. This Agreement shall be binding upon and
         ----------------------
shall inure to the benefit of the Parties hereto and their respective successors and assigns; provided, however, that neither Lilly nor Tularik may assign any of
             --------  -------
its rights, duties or obligations hereunder without the prior written consent of the other, which consent may be withheld in the other's sole discretion, except that no prior written consent shall be required in the event that a third party acquires substantially all of the assets or outstanding shares of, or merges with, Tularik or Lilly, as the case may be. No assignment of this Agreement or of any rights hereunder shall relieve the assigning Party of any of its obligations or liability hereunder.

     9.2 Notices. All notices or other communications required or permitted to
         -------
be given hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, prepaid telex, cable, telegram or facsimile and confirmed in writing, or mailed first class, postage


[ * ]=Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      19.

prepaid, by registered or certified mail, return receipt requested (mailed notices and notices sent by telex, cable or telegram shall be deemed to have been given on the date received) as follows:

       If to Lilly, as follows:

            Eli Lilly and Company
            Lilly Corporate Center
            Indianapolis, Indiana 46285
            Facsimile: (317) 277-3354
            Attn: Vice President, Oncology Research

       With a copy to:

            Eli Lilly and Company
            Lilly Corporate Center
            Indianapolis, Indiana  46285
            Facsimile:  (317) 276-6221
            Attn:  General Counsel

       If to Tularik, as follows:

            Tularik Inc.
            Two Corporate Drive
            South San Francisco, California  94080
            Facsimile:  (650) 829-4303
            Attn:  President

            Tularik Inc.
            Two Corporate Drive
            South San Francisco, California  94080
            Facsimile:  (650) 829-4392
            Attn:  Secretary

or in any case to such other address or addresses as hereafter shall be furnished as provided in this Section 9.2 by any Party hereto to the other Party.

       9.3  Waiver; Remedies. Any term or provision of this Agreement may be
            ----------------
waived at any time by the Party entitled to the benefit thereof by a written instrument executed by such Party. No delay on the part of Lilly or Tularik in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of either Lilly or Tularik of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

       9.4  Survival of Representations. Each of the representations and
            ---------------------------
warranties made in this Agreement shall survive the expiration or termination of this Agreement only with respect to activities conducted or events occurring prior to the expiration or termination of the Agreement.

       9.5  Entire Agreement. This Agreement, together with all exhibits,
            ----------------
constitute the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements or understandings of the Parties relating thereto.


[ * ]=Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      20.

       9.6  Amendment. This Agreement may be modified or amended only by written
            ---------
agreement of the Parties hereto.

       9.7  Counterparts. This Agreement may be executed in any number of
            ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute a single instrument.

       9.8  Governing Law. This Agreement shall be governed and construed in
            -------------
accordance with the laws of the [ * ] excluding any choice of law rules, which may direct the application of the law of another state.

       9.9  Captions. All section titles or captions contained in this
            --------
Agreement, in any Exhibit referred to herein and the table of contents, if any, to this Agreement are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement.

       9.10 No Third Party Rights or Obligations. No provision of this Agreement
            ------------------------------------
shall be deemed or construed in any way to result in the creation of any rights or obligation in any Person not a Party to this Agreement, other than the rights and obligations contained in the Princeton Agreement.

       9.11 Severability. If any provision of this Agreement is found or
            ------------
declared to be invalid or unenforceable by any court or other competent authority having jurisdiction, such finding or declaration shall not invalidate any other provision hereof, and this Agreement shall thereafter continue in full force and effect. In the event any such provision is so declared invalid or unenforceable, the Parties shall negotiate an alternative provision that closely approximates the Parties' intent, to the extent allowable under law.

       9.12 Attachments. All Exhibits and other attachments to this Agreement
            -----------
are by this reference incorporated herein and made a part of this Agreement.

       9.13 Disclaimer of Agency. This Agreement shall not constitute any Party
            --------------------
the legal representative or agent of another, nor shall any Party have the right or authority to assume, create, or incur any third party liability or obligation of any kind, express or implied, against or in the name of or on behalf of another except as expressly set forth in this Agreement.

       9.14 Interpretation. This Agreement has been jointly prepared by the
            --------------
Parties and their respective legal counsel and shall not be strictly construed against either Party.

       9.15 Force Majeure. Each of the parties hereto shall be excused from the
            -------------
performance of its obligations hereunder (except the payment of money) in the event such performance is prevented by force majeure, provided that the non-performing party promptly provides notice of the prevention to the other party. Such excuse shall be continued so long as the condition constituting force majeure continues and the non-performing party makes reasonable efforts to remove the condition. For the purposes of this Agreement, force majeure shall mean any [ * ].


[ * ]=Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      21.

       In Witness Whereof, the parties have caused this Agreement to be duly executed and delivered on the day and year first above written.

ELI LILLY AND COMPANY                        TULARIK INC.

By:  /s/ August M. Watanabe                  By:  /s/  John P. McLaughlin
     ----------------------                       -----------------------
     August M. Watanabe                           John P. McLaughlin
     Executive Vice President                     President

Tularik/License Agreement


[ * ]=Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      22.

                                   Exhibit A

                                     [ * ]


[ * ]=Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                   Exhibit C

                               Product Inventory

                                     [ * ]


[ * ]=Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT D

tion, not extends any warranty, express or implied that anything made, used, sold or otherwise disposed of under this Agreement by LILLY or its sublicensees is now or hereafter will be free from infringement of patents of third parties.

11.  Enforcement
     -----------

     11.1 Decisions concerning the enforcement of any patent covering Licensed Products shall be made [ * ]

     11.2 In the event [ * ] Shall bring to the attention of [ * ] any infringement of any patent covering Licensed Products and [ * ] Shall not, [ * ].

            (i)  secure cessation of the infringement, or

           (ii) enter suit against the infringer, [ * ], Shall have the right and power to institute and prosecute, at its own expense, a suit with respect to such infringement and if required by law, [ * ] will join as party plaintiff in such suit. All expenses in such suits shall be borne entirely by [ * ].

12.  Term of License and Termination of Agreement
     --------------------------------------------

     12.1 The License granted under this Agreement shall remain in full force and effect until the [ * ].